UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2014
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.03. Material Modifications to Rights of Security Holders
On October 2, 2012, Alimera Sciences, Inc. (the “Company”) sold units consisting of an aggregate of 1,000,000 shares of its Series A Convertible Preferred Stock (“Series A Stock”) and warrants to purchase an additional 300,000 shares of Series A Stock (or such number of shares of the Company’s common stock (“Common Stock”) then issuable upon conversion of such shares of Series A Stock) in a private placement transaction (the “Series A Transaction”). As part of the Series A Transaction, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware setting forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Stock. The Certificate of Designation provides that for as long as Sofinnova Venture Partners VIII, L.P., together with its affiliates (“Sofinnova”), continues to hold at least 50% of the shares of Series A Stock originally issued to Sofinnova (or shares of Common Stock issued upon conversion thereof), the holders of Series A Stock, voting as single class, shall be entitled to elect, at any election of the Company’s Class II Directors, one individual to serve as a Class II Director (the “Series A Director”), who shall be designated by Sofinnova. The initial Series A Director, Garheng Kong, M.D., Ph.D. was appointed to the Company’s board of directors as of the closing of the Series A Transaction.
On May 16, 2014, the holders of the Company’s Series A Stock irrevocably waived the right of Sofinnova to designate the Series A Director. Dr. Kong will remain on the Company’s board of directors as a Class II Director. The Irrevocable Waiver of Right to Designate Series A Director is filed as Exhibit 4.11 to this Current Report on Form 8-K. The foregoing description of the Irrevocable Waiver of Right to Designate Series A Director does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
4.11	Irrevocable Waiver of Right to Designate Series A Director dated May 16, 2014

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: May 16, 2014	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer